SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) August 5, 2003


Commission     Registrant; State of Incorporation;             I.R.S. Employer
File Number       Address; and Telephone Number               Identification No.
-----------    -----------------------------------           ------------------

333-21011      FIRSTENERGY CORP.                                34-1843785
               (An Ohio Corporation)
               76 South Main Street
               Akron, Ohio  44308
               Telephone (800)736-3402


1-2578         OHIO EDISON COMPANY                              34-0437786
               (An Ohio Corporation)
               76 South Main Street
               Akron, OH  44308
               Telephone (800)736-3402


1-2323         THE CLEVELAND ELECTRIC ILLUMINATING COMPANY      34-0150020
               (An Ohio Corporation)
               c/o FirstEnergy Corp.
               76 South Main Street
               Akron, OH  44308
               Telephone (800)736-3402


1-3583         THE TOLEDO EDISON COMPANY                        34-4375005
               (An Ohio Corporation)
               c/o FirstEnergy Corp.
               76 South Main Street
               Akron, OH  44308
               Telephone (800)736-3402

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.          Description
-----------          -----------
99                   Attachment A - Summary of Estimated Restatement Effects

Item 9.  Regulation FD Disclosure

         On August 5, 2003, FirstEnergy Corp. announced that it and its Ohio utility subsidiaries Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (TE) will restate their 2002 financial results. CEI and TE will also restate their 2001 financial results due to the 2001 changes being material for those two individual companies. These restatements result from two accounting modifications. The first involves the method of accounting for the recovery of transition costs in Ohio and the second relates to a modification of the accounting for above-market generation asset leases in place at the time of the 1997 merger of OE and Centerior (the former parent company of CEI and TE).

         As detailed on Attachment A, cumulative net income for FirstEnergy through 2017 is expected to be increased by $381 million as a result of these changes. Net income is anticipated to be lower than it otherwise would have been through 2005 and is anticipated to be higher in the remaining years. These impacts are non-cash and will have no impact on FirstEnergy's cash flow. The financial measures on Attachment A reflect the adjustments expected to result from the restatements and re-audits, however, material changes may occur as a result of the restatement process.


Background
----------

         On July 19, 2000, the Public Utilities Commission of Ohio (PUCO) approved an electric restructuring plan for OE, CEI and TE. In its approval, the PUCO adopted a settlement that was signed on April 17, 2000 by the major parties to FirstEnergy's electric restructuring proceeding, and modified on May 9, 2000, by FirstEnergy and several intervenors. Among other items, the approved restructuring plan allowed the utilities the opportunity to recover their restructuring transition costs. The approved plan became operational on January 1, 2001.

         Earlier this spring, with the assistance of PricewaterhouseCoopers  LLP
(PWC), its independent public accounting firm, FirstEnergy reviewed various accounting matters in the context of a possible extension of its Ohio transition plan. Arthur Andersen LLP was FirstEnergy's auditor in 2000 and 2001 when the existing transition plan was developed and implemented.

         This review has resulted in modifications to the accounting for the recovery of two regulatory items: the amortization of transition costs and the above-market lease costs associated with several generation facilities.


Transition Cost Amortization
----------------------------

         In developing  FirstEnergy's  restructuring  plan, the PUCO  determined allowable transition costs based on amounts recorded on the companies' regulatory books. These costs exceeded those deferred or capitalized on the companies' balance sheets prepared under generally accepted accounting principles (GAAP) since they included certain costs not yet fully recognized for accounting purposes but allowed for recovery (such as nuclear decommissioning costs and above-market operating lease costs) as well as costs not recognized on the GAAP balance sheet due to purchase accounting adjustments at the time of the merger with Centerior in 1997.

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

         In implementing the plan in 2000, FirstEnergy selected an effective interest method of amortization of its GAAP transition costs, often referred to as a "mortgage-style" amortization. The review resulted in a determination that the effective interest method continues to be appropriate but that the manner in which it is applied should be modified.

         Prior to the review, FirstEnergy considered total transition revenues in determining the annual amortization expense. FirstEnergy has concluded that a changed method of computing the amortization schedule is to use only that portion of the transition revenue associated with transition costs appearing on the GAAP books. This change does not alter the total amount of transition costs that are recovered or amortized, but alters the period in which they are recognized.

         An accelerated amortization schedule results from this change. Compared to the prior amortization schedule, amortization expense in 2001-2005 is expected to increase by $227 million while amortization expense over the 2006-2009 period is expected to decline by an equal amount.

         Attachment A details the year-by-year amortization expenses under both the prior and revised methods. These changes are of a timing nature only and have no impact on FirstEnergy's cash flow.


Above-Market Lease Costs
------------------------

         TE entered into a sale-leaseback arrangement for the Beaver Valley nuclear facility prior to the merger with OE in 1997. At the time of the merger, there was no fair value purchase accounting adjustment recorded to reflect an above-market lease liability for this facility. It was determined that an alternative method of treating the above-market lease costs would have been to recognize a fair value purchase accounting adjustment at the time of the 1997 merger since regulatory accounting for those nuclear generating assets was discontinued at that time. Therefore, goodwill is being increased in the restated financial statements for the reduction in fair value of Centerior's net assets associated with the above-market lease costs for nuclear generating facilities. The restatement will include an expected $44 million of additional goodwill amortization that would have occurred through 2001 when goodwill amortization ceased upon the adoption of Statement of Financial Accounting Standards No. 142. On a combined restatement and going forward basis, $722 million of lease liability will be reversed through the end of the lease term in 2017. These annual amounts are detailed on Attachment A.

         CEI and TE also entered into a sale-leaseback arrangement for the Bruce Mansfield fossil facility prior to the merger with OE in 1997. At the time of the merger, there was no fair value purchase accounting adjustment recorded to reflect an above-market lease liability for this facility.

         Upon review, it was also determined that an alternative method to treat the above-market lease costs for Mansfield would have been to recognize them as a regulatory asset at the time of the 1997 merger since regulatory accounting had not been discontinued at that time for fossil generating assets. Through the end of 2000, the regulatory asset would have been amortized at the same rate as the lease obligation. Beginning in 2001, when the transition plan started, the remaining unamortized regulatory asset would have been included in the Company's amortization pattern for on-the-books regulatory assets. Accordingly, the unamortized lease obligation of $755 million will be amortized through the end of the lease in 2016. These annual amounts are detailed on Attachment A.


Overall Financial Impact
------------------------

         As detailed on Attachment A, cumulative reported net income for FirstEnergy through 2017 is expected to increase by $381 million as a result these changes. Net income is expected to be reduced by $0.23 per share in 2002 and $0.17 per share in 2003. These changes are non-cash and will not impact FirstEnergy's cash flow.

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

Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risk and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), availability and cost of capital, inability of the Davis-Besse Nuclear Power Station to restart (including because of any inability to obtain a favorable final determination from the Nuclear Regulatory Commission) in the fall of 2003, additional adjustments which may result from the audited restatement of the 2002 financial statements and the restatement and review of the first quarter of 2003 for the Company and the re-audit of 2001 financial statements for Cleveland Electric Illuminating and Toledo Edison, inability to accomplish or realize anticipated benefits of strategic goals and other similar factors.


                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


August 5, 2003


                                         FIRSTENERGY CORP.
                                         -----------------
                                            Registrant

                                        OHIO EDISON COMPANY
                                        -------------------
                                            Registrant

                                       THE CLEVELAND ELECTRIC
                                       ----------------------
                                        ILLUMINATING COMPANY
                                       ---------------------
                                             Registrant

                                     THE TOLEDO EDISON COMPANY
                                     -------------------------
                                             Registrant





                                      /s/Harvey L. Wagner
                                   ----------------------------
                                         Harvey L. Wagner
                                    Vice President, Controller
                                   and Chief Accounting Officer

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